Exhibit 99.9

Protective Life Insurance Company

Protective Life and Annuity Insurance

Company

Post Office Box 2606

Birmingham, AL 35202

Phone 205 268 1000

BRAD RODGERS

Vice President and Senior Counsel

Writer’s Direct Number: (205) 268-1113

Facsimile Number: (205) 268-3597

Toll-Free Number: (800) 627-0220

E-mail: brad.rodgers@protective.com

June 1, 2020

Protective Life and Annuity Insurance Company

2801 Highway 280 South

Birmingham, Alabama 35223

Gentlemen:

This opinion is submitted with respect to the registration statement on Form N-4, file number 811-8537, to be filed by Protective Life and Annuity Insurance Company (the “Company”), as depositor, and Variable Annuity Account A of Protective Life(the “Separate Account”), as registrant, with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.  The flexible premium deferred variable annuity contracts registered under this registration statement will be known as “Protective Investors Benefit Advisory Variable Annuity NY.”  I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1.              The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Alabama and is a validly existing corporation.

2.              The Separate Account is a duly authorized and validly existing separate account pursuant to the Alabama Insurance Code and the regulations issued thereunder.

3.              Assets allocated to the Separate Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

4.              The Contracts, to be issued as contemplated by the Form N-4 registration statement, when issued and delivered will constitute legally issued and binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Separate Account.

Very truly yours,

/s/Brad Rodgers

Brad Rodgers
Vice President and Senior Counsel